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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                InterTAN, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO] InterTAN, Inc.


     3300 Highway # 7, Suite 904, Concord, Ontario L4M 4K3



                                                              September 24, 1999



Dear Fellow Stockholder:


  It is a pleasure to invite you to InterTAN's 1999 Annual Meeting at 10:00 a.m. at the Hotel Inter-Continental located at 111 East 48th Street, New York, New York, on Tuesday, November 9, 1999. At the meeting, stockholders will vote for the election of two directors, to approve a stock option grant to non-employee directors and on such other business as may properly come before the meeting. In addition, you will receive a report on the operations of your company for the 1999 fiscal year and your management will be pleased to answer any of your questions.

  I urge each of you to read the accompanying Proxy Statement and the enclosed 1999 Annual Report, particularly the letters to stockholders included in the Annual Report, which describe the changes in the operating performance of your company that occurred in fiscal 1999.

  Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by completing the enclosed proxy card and returning it promptly. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board of Directors' recommendations.

  I look forward to seeing you at InterTAN's 1999 Annual Meeting.



                                  Very truly yours,


                                  /s/ Brian E. Levy



                                  BRIAN E. LEVY
                                  President and Chief Executive Officer

                                 InterTAN, Inc.
                          3300 Highway # 7, Suite 904
                        Concord, Ontario, Canada L4K 4M3

                                  -----------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held November 9, 1999



TO THE HOLDERS OF COMMON STOCK
OF INTERTAN, INC.


  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of InterTAN, Inc. (the ''Company'') will be held at the Hotel Inter-Continental located at 111 East 48th Street, New York, New York, on Tuesday, November 9, 1999 at 10:00 a.m., local time, for the following purposes:

    (1)  To elect two Class I Directors to serve for a three-year term;
    (2)  To approve a stock option grant to non-employee directors; and
    (3) To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The transfer books will not be closed. The date fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 20,1999. A list of stockholders of record who may vote at the Annual Meeting or at any adjournments or postponements will be available during business hours for any stockholder of the Company to examine for any purpose relevant to the Annual Meeting. The list will be available for at least ten days before the Annual Meeting at the office of the Secretary of the Company, 3300 Highway # 7, Suite 904, Concord, Ontario, Canada L4K 4M3.



                              By Order of the Board of Directors


                              /s/ Jeffrey A. Losch

                              JEFFREY A. LOSCH
                              Vice President, Secretary and
                              General Counsel

Concord, Ontario, Canada
September 24, 1999


  REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED
ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.   IN THE
EVENT YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF DESIRED, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                 InterTAN, Inc.
                          3300 Highway # 7, Suite 904
                        Concord, Ontario, Canada L4K 4M3

                              --------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 9, 1999

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of InterTAN, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders to be held in New York, New York on November 9, 1999 at 10:00 a.m., local time (the "Annual Meeting"). The date fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 20, 1999 (the "Record Date"). The solicitation of the enclosed form of proxy is made by and on behalf of the Board of Directors.

  Copies of this Proxy Statement and the form of proxy are being mailed to stockholders on or about September 24, 1999. A copy of the Company's annual report containing financial statements for the fiscal year ended June 30, 1999 ("Fiscal 1999") is included herewith, but is not to be considered as a part of the proxy solicitation materials.

  The Annual Meeting is called for the following purposes: (i) to elect two Class I Directors to serve for a three-year term; (ii) to approve the Company entering into a stock option agreement with each non-employee director of the Company that provides for a granting of an option to purchase 20,000 shares of Common Stock of the Company (the "Stock Option Grant Proposal"); and (iii) to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The total number of outstanding shares of the Company's Common Stock as of the Record Date was 19,948,842. The Common Stock is the only class of the Company's stock outstanding and, therefore, is the only class entitled to vote at the Annual Meeting, with each share entitling the holder thereof to one vote. A stockholder may revoke a proxy at any time before such proxy is voted by giving written notice of such revocation, or delivering a later dated proxy, to the Secretary of the Company at the address set forth above. A proxy may also be revoked by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a
revocation of a proxy).   All properly executed proxies delivered pursuant to
this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given.

  The presence, either by proxy or in person, of holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the Annual Meeting. Provided a quorum is present, the election of each Class I Director nominee will be by a plurality of the votes cast by the stockholders voting in person or by proxy at the Annual Meeting. A validly executed proxy not marked "Withhold Vote" with respect to the election of all or any of the Class I Director nominees will be treated as a vote cast FOR the election of the Class I Director nominees. Shares that are indicated as not being voted on such matter by brokers due to a lack of discretionary authority shall have no effect.

  The Stock Option Grant Proposal will be approved if an affirmative vote is cast by the majority of the shares of the Company present in person or by proxy at the Annual Meeting and entitled to vote. Additionally, in order to satisfy the requirements of the New York Stock Exchange, there must be the approval by a majority of the votes cast (as determined under the rules of the New York Stock Exchange). Shares abstaining from voting on such matter and shares that are indicated as not being voted on such matter by brokers due to a lack of discretionary authority have the effect of a negative vote.

                             ELECTION OF DIRECTORS

                                    (Item 1)

Board of Directors

  As provided in the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, the Board of Directors presently consists of eight directors and is divided as evenly as possible into three classes, with one class of directors to be elected at each annual meeting of stockholders to serve for a three-year term.

  The Board of Directors presently consists of two Class I Directors, three Class II Directors, and three Class III Directors. Two Class I Directors are to be elected at the Annual Meeting to hold office for a three-year term to expire at the Annual Meeting of Stockholders in 2002. Messrs. Clark A. Johnson and James T. Nichols have been nominated for election and it is the intention of the persons named in the accompanying form of proxy to vote for their election.
Each of Messrs. Johnson and Nichols has indicated his willingness to serve for an ensuing term, but if one or more of such nominees is unable or should decline to serve as a director at or prior to the Annual Meeting, which is not anticipated, it is the intention of the persons named in the proxy to vote for such other persons as they, in their discretion, shall determine.


Recommendation of the Board of Directors

  The Board of Directors of the Company recommends a vote FOR Clark A. Johnson and James T. Nichols as Class I Directors to hold office until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be voted FOR the director nominees unless stockholders specify in their proxy a contrary choice.


Board of Directors and Management

  The following table sets forth-certain information regarding the current directors and executive officers of the Company:

        Name                           Age                                 Position
        ----                           ---                                 --------
Clark A. Johnson.....................  68  Director---Class I (Director Nominee - term expiring at Annual Meeting)
James T. Nichols.....................  56  Director---Class I (Director Nominee - term expiring at Annual Meeting)
                                           and Vice Chairman
John H. McDaniel.....................  81  Director---Class II (term expiring 2000)
W. Darcy McKeough....................  66  Director---Class II (term expiring 2000)
Ron G. Stegall.......................  52  Director---Class II (term expiring 2000)
                                           and Chairman of the Board
William C. Bousquette................  62  Director---Class III (term expiring 2001)
John A. Capstick.....................  60  Director---Class III (term expiring 2001)
Brian E. Levy........................  40  Director---Class III (term expiring 2001)
                                           and President and Chief Executive Officer
James G. Gingerich..................   48  Executive Vice President and Chief Financial Officer
Jeffrey A. Losch....................   40  Vice President, Secretary and General Counsel
Douglas C. Saunders.................   51  Vice President and Corporate Controller

  William C. Bousquette has served as a director of the Company since July 1997. Since December 1996, Mr. Bousquette has been an independent businessman. From January 1995 until December 1996, Mr. Bousquette served as Senior Vice President and Chief Financial Officer of Texaco Inc. Prior thereto Mr. Bousquette served as

Executive Vice President and Chief Financial Officer of Tandy Corporation from November 1990 to January 1995. From January 1, 1995 until January 22, 1995, Mr. Bousquette served as Executive Vice President of Tandy Corporation. From January 1993 until January 1994, Mr. Bousquette also served as the Chief Executive Officer of TE Electronics, a subsidiary of Tandy Corporation. Mr. Bousquette previously served as a director of the Company from July 1991 until August 1992. Mr. Bousquette also serves as a director of Cyprus Amax Minerals Company and O'Sullivan Industries Holdings, Inc.

  John A. Capstick has served as a director of the Company since January 1987. From January 1, 1994 until July 1, 1997, Mr. Capstick served as Chairman of the Board of Directors. Mr. Capstick is presently the Chairman of Anglia Maltings (Holdings) Ltd. in the United Kingdom. From January 1, 1995 to April 1, 1996, Mr. Capstick also served as the Company's Chief Executive Officer. On December 31, 1993, Mr. Capstick retired as Group President, Global Accounts Group, of R.R. Donnelley & Sons Company, the position he held since January 1993. From September 1988 to January 1993, Mr. Capstick was President of the International Group of R.R. Donnelley & Sons Company.

  Clark A. Johnson has served as a director of the Company since November 1989, and was Chairman of the Board of Pier 1 Imports, Inc. from March 1988 until February 1999, when he retired. From March 1988 until June 25, 1998 Mr. Johnson served as the Chief Executive Officer of Pier 1 Imports, Inc. Mr. Johnson also serves as a director of Albertson's Inc., Metro Media International Group, and Niagara Mohawk Power Corporation.

  James T. Nichols served as the President of the Company from January 1, 1995 to January 1, 1998 and has served as a director of the Company since February 7, 1995, and as Vice Chairman of the Board of Directors since January 1, 1998.
From April 1, 1996 to December 31,1998, Mr. Nichols served as the Chief Executive Officer of the Company; from January 1, 1995 to April 1, 1996, Mr. Nichols was the Company's Chief Operating Officer. Prior to joining the Company, Mr. Nichols was the Executive Vice President of Retail Operations with the RadioShack division of Tandy Corporation from January 1, 1992 until January 1, 1995. From July 1, 1985 until January 1, 1992, Mr. Nichols was the Senior Vice President USA Retail Operations for Tandy Corporation's RadioShack division.

  John H. McDaniel served as Chairman of the Board of Directors of the Company from July 1991 to January 1994, and has served as a director of the Company since July 1986. Mr. McDaniel has been retired since January 1989. From 1980 to January 1989, Mr. McDaniel was Senior Vice President and Controller of Tandy Corporation.

  W. Darcy McKeough has served as a director of the Company since February 1994. Mr. McKeough has been the chairman of McKeough Supply Inc. for over 10 years and serves as a director of The Canadian Imperial Bank of Commerce and other Canadian corporations.

  Ron G. Stegall has served as a director of the Company since September 9, 1996. Effective July 1, 1997, Mr. Stegall became the Chairman of the Board of Directors. Mr. Stegall has been the Chief Executive Officer of Arlington Equity Partners, Inc. since February 1992. From September 1987 until December 1991, Mr. Stegall was the Chairman and Chief Executive Officer of BizMart, Inc. Mr. Stegall also serves as a director of O'Sullivan Industries Holdings, Inc., Hastings Entertainment Inc., Gadzooks, Inc., and Organized Living, Inc.

  Brian E. Levy has served as President and Chief Executive Officer of the Company since January 1, 1999. Previously, he had served as President and Chief Operating Officer of the Company from January 1, 1998 to January 1, 1999. From September 1996 until December 1997 Mr. Levy served as President of Store Operations of Levitz Furniture Incorporated. Prior to September 1996, Mr. Levy served in various capacities for 22 years at Tandy Corporation, most recently including Senior Vice President Tandy Specialty Retail Group, Vice President Retail Operations, Incredible Universe, and Vice President Midwest Division, Radio Shack.

  James G. Gingerich has served as the Executive Vice President and Chief Financial Officer of the Company since January 1999. From February 1995 to January 1999, Mr. Gingerich served as Senior Vice President and Chief Financial Officer of the Company. From May 2, 1994 until February 7, 1995, Mr. Gingerich served as the Vice

President, Finance and Administration and Chief Financial Officer of the Company. From August 29, 1994 until

November 8, 1994, he also served as the Secretary of the Company. From December 1992 until April 1994, Mr. Gingerich was Vice President of Finance of Irving Tissue Ltd. Prior thereto Mr. Gingerich served as Vice President, Finance and Administration of Electrohome Limited, a Canadian public company, commencing in June 1987.

  Jeffrey A. Losch has served as Vice President, Secretary and General Counsel of the Company since March 22, 1999. From December 1993 to March 1999, Mr. Losch was Corporate Counsel and Secretary at Inglis Limited, the Canadian subsidiary of Whirlpool Corporation. Prior to December 1993, Mr. Losch was engaged in the private practice of law at the Toronto, Ontario office of the law firm Lang Michener.

  Douglas C. Saunders has served as Vice President and Corporate Controller of the Company since March 1993. Mr. Saunders also served as Secretary of the Company from November 8, 1994 until March 1, 1995. From 1980 to March 1993, Mr. Saunders was Managing Tax Partner of the Mississauga, Ontario office of Price Waterhouse, a predecessor firm of PricewaterhouseCoopers.

  Each executive officer is appointed annually by the Board of Directors immediately following the Annual Meeting of Stockholders to serve for the ensuing year, or until his successor is duly appointed.


Meetings and Committees of the Board of Directors; Compensation of Directors

  The Board of Directors of the Company held eight meetings during Fiscal 1999, five by personal attendance and three by telephone conference, and acted on one other matter by unanimous written consent. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served.

  In accordance with the Amended and Restated Bylaws of the Company, the Board of Directors has established an Executive Committee, an Audit Committee, and an Organization and Compensation Committee.

  Messrs. Stegall, Bousquette, Capstick, Levy and Nichols are the members of the Executive Committee. Mr. Stegall is the Chairman of such committee. The Executive Committee, during the intervals between meetings of the Board of Directors, has the authority to exercise all the powers of the full Board of Directors, with certain exceptions relating to extraordinary corporate matters. The Executive Committee is available to management to review the Company's operations, and to act in an emergency or on routine matters when it is impractical to assemble the entire Board of Directors for a meeting. The Executive Committee held three meetings during Fiscal 1999.

  Messrs. McKeough, Bousquette, and McDaniel, each of whom is a non-employee director, are the members of the Audit Committee. Mr. McKeough is the Chairman of such committee. The functions of the Audit Committee include reviewing the Company's quarterly earnings releases; engagement of the independent accountants; reviewing the scope and timing of the Company's audit and certain non-audit services to be rendered by the independent accountants; reviewing the Company's policies and procedures with respect to internal auditing, accounting and financial controls with the independent accountants; and reviewing the report of the independent accountants upon completion of their audit. The Audit Committee held six meetings during Fiscal 1999, four of which were by telephone conference.

  Messrs. Johnson, McDaniel and Stegall, each of whom is a non-employee director, are the members of the Organization and Compensation Committee. Mr. Johnson is the Chairman of such committee. The principal functions of the committee are reviewing and making recommendations to the Board of Directors concerning compensation plans; the granting of stock options to executive officers and other personnel; appointments and promotions to official positions; reviewing corporate structure and making recommendations to the Board as to alterations thereof; and making recommendations to the Board of Directors with respect to any candidate for director of the Company, compensation of Board members, and assignments of directors to committees of the Board of Directors. The Organization and Compensation Committee met twice during Fiscal 1999. To be considered by the committee, stockholders who wish to suggest nominees for election to the Board of Directors at the 2000 Annual Meeting should submit their suggestions in writing no later than August 15, 2000 to the Secretary of the Company.

  A director who is an employee of the Company is not compensated for service as a member of the Board of Directors or any committee of the Board. In Fiscal 1999, non-employee directors received cash compensation consisting of an annual retainer of $20,000, payable quarterly, plus $2,000 for each Board of Directors' meeting personally attended and $500 for each meeting of the Board of Directors conducted by telephone conference call. In addition, board members personally attending committee meetings not held in conjunction with a board meeting receive $1,000 per committee meeting. If the committee meeting is conducted by telephone conference call, the compensation is $500. The Chairman of the Board is paid an additional fee of $80,000 per year for services rendered to the Company. As stated above, in Fiscal 1999 there were eight board meetings, five meetings where directors were in personal attendance and three meetings by
telephone conference.   There were eight committee meetings not held in
conjunction with a board meeting, each where committee members were in attendance either in person or by telephone. Expenses of attendance at board and committee meetings are paid by the Company. Additionally, Mr. John Capstick was paid a one time $25,000 fee by the Company in consideration of his time and assistance in respect of the disposition of the Company's U.K. subsidiary. Also see section entitled "Stock Option Grant Proposal" below.


Beneficial Ownership of Voting Securities by Executive Officers and Directors

  The following table sets forth, as of August 31, 1999, information with respect to the beneficial ownership of Common Stock by the Company's directors, the Chief Executive Officer, each of the Company's three other most highly compensated executive officers, one additional individual (Mr. Goldberg) for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of Fiscal 1999, and all present directors and executive officers as a group.

                                                     Aggregate Number
                                                        of Shares            Percent of
Name                                              Beneficially Owned (1)  Outstanding Shares
----                                              ----------------------  -------------------
William C. Bousquette............................          41,000                *
John A. Capstick.................................          37,322                *
Clark A. Johnson.................................          81,000                *
John H. McDaniel.................................          60,000                *
W. Darcy McKeough................................          30,000                *
Ron G. Stegall...................................          35,000                *
James T. Nichols.................................         358,904                1.78%
Brian E. Levy....................................          38,916                *
James G. Gingerich...............................          80,782                *
David S. Goldberg................................           1,782                *
Jeffrey A. Losch.................................             -0-                -0-
Douglas C. Saunders..............................          46,981                *
All Present Directors and Executive Officers as a         809,905                3.97%
 Group (11 persons)

------------------------------
  *     Less than 1% of issued and outstanding shares of Common Stock.

(1) The number of shares of Common Stock beneficially owned by each director (excepting Mr. Nichols) includes 25,000 shares each, and by Messrs. Nichols, Levy, Gingerich, Losch, and Saunders, include 236,641, 20,000, 43,833, -0-, and 26,000 shares, respectively, or 326,474 shares in the aggregate, which such persons have a right to acquire within 60 days after August 31, 1999 pursuant to certain stock options. The number of shares beneficially held by Messrs. Levy, Gingerich, Losch, and Saunders include 4,484, 3,343, -0- and 283 shares, respectively, indirectly held as at August 31, 1999 pursuant to the Company's Employee Stock Purchase Program.


Principal Stockholders

  The Company, based upon information available to it, including from its review of public filings with the Securities and Exchange Commission, knows of no person who was the beneficial owner, as of August 31, 1999, of more than five percent (5%) of its issued and outstanding Common Stock on such date other than as set forth in the following table:

                                Number of Shares

Name and Address                                            Beneficially Owned*    Percent of Class
----------------                                            --------------------   -----------------
Palisade Capital Management, L.L.C.....................              2,259,900(1)             11.35%
    One Bridge Plaza, Suite 695
    Fort Lee, NJ 07024

Schneider Capital Management Corporation..............               1,184,000(2)              5.95%
    460 E. Swedesford Road, Suite 1080
    Wayne, PA 19087

* Unless indicated otherwise in the notes below, according to public filings made by such beneficial owners, each beneficial owner has sole voting and dispositive power with respect to the indicated shares.

(1) According to information provided to the Company by Palisade Capital Management, L.L.C. on September 9, 1999.

(2) According to Amendment No. 3 to Schedule 13G dated February 12, 1999, Schneider Capital Management Corporation has sole dispositive power over all shares but has sole voting power over only 94,200 shares.


                          STOCK OPTION GRANT PROPOSAL

  On June 7, 1999 the Board of Directors authorized the Company to enter into a stock option agreement with each non-employee director of the Company, subject to stockholder approval at the Annual Meeting. Identical Non-Employee Director Non-Qualified Stock Option Agreements (collectively, the "Option Agreements") are proposed to be entered into with Messrs. Bousquette, Capstick, Johnson, Nichols, McDaniel, McKeough and Stegall (each, an "optionee"). Each Option Agreement provides for the granting to each optionee of a nonqualified stock option to purchase 20,000 shares of Common Stock, or a total of 140,000 shares of Common Stock for all seven optionees, at an exercise price of $15.75 per share. Each optionee has an interest in the stockholder vote on the Option Agreements. If adopted, and if the fair market value of the shares of the Company's Common Stock on the date of stockholder approval exceeds the exercise price, the Company will recognize compensation expense ratably over the vesting period. Set forth below is a summary of the material terms of the Option Agreements. As of August 31, 1999, the closing price of the Common Stock on the New York Stock Exchange was $18.50.

Description of Option Agreements

  Each Option Agreement grants an option to purchase 20,000 shares of Common Stock at the exercise price of $15.75 per share. The exercise price of the option was determined by the closing price of the Common Stock on the date of the option grant, June 7, 1999. The closing price of the Common Stock as reported on the New York Stock Exchange on June 7, 1999 was $15.75 per share. The exercise price may be paid in cash or in shares of Common Stock held by the optionee (which will be credited against the exercise price at the fair market value of the delivered shares on the date prior to the date of exercise), by a combination of cash and shares of Common Stock, or through a cashless exercise.

  Except in connection with a "Change in Control" of the Company (which will cause the option to vest immediately), the option will vest in four equal components of 5,000 shares each on the date of the Annual Meeting and the date of the annual general meeting of the Company's stockholders that is held in each of 2000, 2001 and 2002, subject in each case to the optionee still being a director of the Company on such date. A Change in Control means, with respect to the Company, (i) any event affecting the Company that would be required to be reported by a reporting company as a change in control pursuant to Regulation 14A under the Securities Exchange Act of 1934; (ii) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding securities of the Company; (iii) at any time during any 24-month period, the individuals who were serving on the Board of Directors of the Company at the beginning of such period or who were nominated for election or elected to such Board during such period by a vote of at least two-thirds of such individuals still in office shall cease to constitute a majority of such Board; (iv) any merger or consolidation of the Company or any sale of all or substantially all of its assets, other than a merger, consolidation or sale that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or the surviving entity or any parent thereof outstanding immediately thereafter; or (v) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

  The option will become exercisable on the respective dates of vesting and will terminate on the first to occur of (i) June 7, 2009; (ii) the date on which optionee's service as a director of the Company terminates for any reason; or
(iii) to the extent any portion of the option has not then vested, the effective date of the final interpretation of APB No. 25 related to whether a non-employee director qualifies as an employee for the purposes of APB No. 25 and the general effect thereof would be to require the Company to take an earnings charge based on the fair value of the unvested portion of the option on the applicable vesting dates. If the tenure of the non-employee director should terminate because of the death of such director, then any unvested portion of the option will become fully vested and the director's estate or any person who acquires the option by bequest or inheritance will have one year from the date of death (but not beyond June 6, 2009) to exercise the option. If the tenure of the non-employee director terminates for any other reason, he (or a permitted transferee of his option) will have one year from the date of termination (but not beyond June 6, 2009) to exercise the option, to the extent that such option was exercisable at the time of his termination; provided, however, that if the non-employee director is removed for fraud, dishonesty or other acts detrimental to the interests of the Company, such option shall be void.

  The Option Agreement may be amended or waived, to the extent permitted by applicable law, only by a written instrument signed by the Company and the optionee, or in the case of a waiver, by the party waiving compliance.

  The option is exercisable only by the optionee or by a person or entity to which the optionee is permitted to transfer the option (a "permitted transferee") pursuant to the Option Agreement. Under the Option Agreement, the option may be transferred only (i) by will or the laws of descent and distribution upon the death of the optionee; (ii) by gift or a domestic relations order to a "family member" (as such term is defined in the instructions to Form S-8 under the Securities Act of 1933, as amended) of the optionee, including trusts in which such family members have more than 50% of the beneficial interest, foundations in which such family members control the management of assets, and any other entity in which such family members or the optionee own more than 50% of the voting interests; or (iii) to an entity in which more than 50% of the voting interests are owned by the optionee or the optionee's family members in exchange for an interest or interests in that entity. Each permitted transferee is required to execute an agreement satisfactory to the Company agreeing to be bound by the terms and provisions of the Option Agreement. Even though an option is transferred, the vesting and exercisability of the option and the term of the option will be determined by reference to the optionee's performance of director services for the Company. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of the option not specifically permitted by the Option Agreement will be null and void and without effect.

  In the event that before delivery by the Company of all the shares in respect of which the option is granted, the Company effects a split of the Common Stock or a dividend payable in Common Stock, or the outstanding Common Stock is combined into a smaller number of shares, the shares still subject to the option and the exercise price of the option will be increased or decreased proportionately. In the event of a reclassification of the Common Stock, or a liquidation, separation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors may make such adjustments, if any, as it may deem appropriate in the number of shares, exercise price and kind of shares still subject to the option.


Federal Income Tax Consequences

  United States Federal Income Tax Consequences. The options are nonqualified stock options which are not entitled to special tax treatment under Section 421 of the Internal Revenue Code. No income will be recognized by an optionee for federal income tax purposes upon the grant of an option. Upon exercise of an option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares. If an option is transferred to a permitted transferee pursuant to an Option Agreement, the optionee (not the transferee) will recognize ordinary income upon exercise of the option by the transferee, as if the option had not been transferred. The Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld, if any, is available for payment. The options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

  The basis of shares transferred to an optionee pursuant to exercise of an option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of an option, any amount realized over the basis of the shares will constitute capital gain to the optionee for federal income tax purposes.

  If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under the option, the number of shares received pursuant to the option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. If the already owned shares of Common Stock are not "statutory option stock" (which is defined in Section 424(c)(3)(B) of the Internal Revenue Code to include any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not through the exercise of a nonqualified stock option) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Internal Revenue Code has been satisfied, the shares received pursuant to the exercise of the option will not be statutory option stock and the optionee's basis in the number of shares received in exchange for the shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon such exercise will be equal to the fair market value of such shares. However, if the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how the optionee's basis will be allocated among the shares received.

  Other Tax Consequences. For United States federal estate tax purposes, the fair market value of an option held by an optionee at the time of his death will normally be includible in his gross estate. The acquisition, ownership or disposition of an option or shares acquired upon the exercise of an option also may have tax consequences under various state and foreign laws which may be applicable to certain optionees.

  The options are not subject to the provisions of the Employee Retirement Income Security Act of 1974 and are not qualified under Section 401(a) of the Internal Revenue Code.


Reasons for the Option Agreement

  The primary reason for entering into each Option Agreement was to recognize the efforts over a number of years of service of Messrs. Bousquette, Capstick, Johnson, McDaniel, Nichols, McKeough and Stegall. The Option Agreements represent an additional means of providing compensation to these directors, as well as an opportunity to share in the future prospects of the Company and an added incentive to continue in the service of the Company. Furthermore, it is the opinion of the Board of Directors that directors who have an investment in the Company can better represent the viewpoint of other stockholders whose interests they are charged with representing. The Board believes that the additional incentive provided by the Option Agreement to each optionee will promote the welfare of the Company and its stockholders. See "Election of Directors - Meetings and Committees of the Board of Directors; Compensation of Directors" for a description of the regular compensation payable to each of the Company's directors.

  The Option Agreements were viewed by the Board of Directors at the time of their issuance as a one-time grant of options by the Company, and it is not presently contemplated that the same or a similar option agreement will be entered into by the Company in the future.

Recommendation and Required Affirmative Vote

  The Option Agreements will be approved if an affirmative vote is cast in the manner as set forth on page 1 of this Proxy Statement. The Option Agreements are conditional upon, and are of no force and effect, unless they are approved by the requisite vote of stockholders of the Company. The Board of Directors recommends that stockholders vote FOR the approval of the Option Agreements.


                             EXECUTIVE COMPENSATION

  The following table sets forth the total annual compensation paid, payable, or accrued by the Company during Fiscal 1999 and the two preceding fiscal years to or for the account of the Company's current Chief Executive Officer, the former Chief Executive Officer (Mr. Nichols), each of the Company's three other most highly compensated executive officers and one additional individual (Mr. Goldberg) for whom disclosure would have been provided but for the fact the individual was not serving as an executive officer at the end of Fiscal 1999. Information set forth in the Summary Compensation Table below under the heading "Options/SARs" refers to shares of Common Stock underlying stock options. The Company has never granted any stock appreciation rights ("SARs").

                           Summary Compensation Table


                                           Annual Compensation                                           Long-Term Compensation
                        --------------------------------------------------------------------------------------------------------
                                                                                                     Restricted
                                                                                 Other Annual          Stock
Name and                     Fiscal           Salary             Bonus(1)       Compensation(2)       Awards (3)
Principal Position             Year             ($)                ($)               ($)                ($)
---------------------------------------------------------------------------------------------------------------------------------
Brian E. Levy(5)              1999            338,303            598,275             9,000            315,000
(President and Chief          1998            126,923             57,526             4,154                ___
Executive Officer)            1997                ___                ___               ___                ___

James G. Gingerich            1999            203,411            434,435             9,000            126,000
(Executive Vice               1998            183,000            115,816             9,000                ___
President and Chief           1997            175,000             50,388             9,000                ___
Financial Officer)

Douglas C. Saunders           1999            159,390            214,052             9,000                ___
(Vice President and           1998            140,000             66,770             9,000                ___
Corporate Controller)         1997            135,000             30,759             9,000                ___

Jeffrey A. Losch (6)          1999             22,913             18,416             1,502                ___
(Vice President,              1998                ___                ___               ___                ___
Secretary and General         1997                ___                ___               ___                ___
Counsel)

James T. Nichols (7)          1999            218,298             93,281             6,416                ___
(Vice Chairman and            1998            444,760            189,000            11,606                ___
Former Chief Executive        1997            445,400            187,832            12,194                ___
Officer)

David S. Goldberg (8)         1999             92,308             40,904             6,646                ___
(Former Vice President,       1998            120,000             37,076             9,000                ___
Secretary and General         1997            115,000             14,093             9,000                ___
Counsel)

                                        Long-Term Compensation
                      ----------------------------------------------------------
                            Securities
                           Underlying          LTIP               All Other
Name and                  Options/SARs        Payouts          Compensation  (4)
Principal Position           (#Shs)            ($)                 ($)
--------------------------------------------------------------------------------
Brian E. Levy(5)            155,000            __                 42,266
(President and Chief         60,000            __                 15,998
Executive Officer)             ___             __                    ___

James G. Gingerich           37,500            __                 52,505
(Executive Vice              15,000            __                 38,562
President and Chief          12,500            __                 16,708
Financial Officer)

Douglas C. Saunders          13,500            __                 53,920
(Vice President and           6,000            __                 38,042
Corporate Controller)         6,000            __                 21,557

Jeffrey A. Losch (6)         10,000            __                    ___
(Vice President,                ___            __                    ___
Secretary and General           ___            __                    ___
Counsel)

James T. Nichols (7)            ___            __                290,030
(Vice Chairman and           50,000            __                190,979
Former Chief Executive       50,000            __                144,204
Officer)

David S. Goldberg (8)        10,000(8)         __                119,280
(Former Vice President,       7,500            __                  2,844
Secretary and General         7,500            __                  7,524
Counsel)

_____________

(1) All bonus awards are paid in cash; estimated bonus amounts are accrued at fiscal year end and typically paid shortly thereafter. Fiscal 1999 bonus amounts for Messrs. Levy, Gingerich, Nichols and Goldberg include the Company's matching contribution to the Employee Stock Purchase Program of $34,032, $33,969, $5,781, and $723, respectively.

(2) Amounts consist of the following: for Mr. Levy in Fiscal 1999, $9,000 as a car allowance, in fiscal 1998, $4,154 as a car allowance; for Mr. Gingerich in each of fiscal years 1999, 1998 and 1997, $9,000 as a car allowance; for Mr. Saunders in each of fiscal years 1999, 1998 and 1997, $9,000 as a car allowance; for Mr. Losch in fiscal year 1999, $1,502 as a car allowance; for Mr. Nichols in fiscal year 1999, $4,569 as a car allowance and $1,847 representing monthly country club dues, in fiscal 1998, $9,000 as a car allowance and $2,606 representing monthly country club dues; in fiscal 1997, $9,000 as a car allowance and $3,194 representing monthly country club dues, for Mr. Goldberg in fiscal 1999, $6,646 as a car allowance, in fiscal 1998 and 1997, $9,000 as a car allowance.

(3) Messrs. Levy and Gingerich were each granted performance based contingent stock awards of 20,000 shares and 8,000 shares of Common Stock (the "Shares") respectively. The grant is contingent and vests in three equal installments commencing June 30, 2000 provided that certain stipulated performance based growth objectives are achieved each fiscal year. Accordingly, given its contingent nature, it is not possible to estimate what the market value of the underlying Shares will be when, and if, vesting occurs. A market value of $15.75 per Share, being the closing price of the Shares on June 7, 1999 (the date on which this program was authorized by the Company), has been used in computing the dollar value disclosed in the above table.

(4) Amounts for fiscal 1999 consist of the following: for Mr. Levy, $18,722 was accrued for salary continuation payments under the Company's Deferred Compensation Plan ("DCP"), $13,532 representing the Company's matching contribution to the Employee Stock Purchase Program ("SPP"), and $758 and $3,110 representing premiums paid, respectively, on a term life and long-term disability insurance policy; for Mr. Gingerich, $31,853 was accrued for salary continuation payments under the DCP, $12,205 representing the Company's matching contribution to the SPP, and $1,525 and $2,470 representing premiums paid, respectively, on a term life and long-term disability insurance policy; for Mr. Saunders, $31,632 was accuredfor salary continuation payments under DCP, $12,751 representing the Company's matching contribution to the SPP, and $3,458 and $1,787 representing premiums paid, respectively on a term life and long-term disability insurance policy; for Mr. Nichols, $264,312 was accrued over the period July 1, 1998 to December 31, 1998 for annual retirement payments under the Amended Nichols Employment Contract (see "Employment Contracts James T. Nichols" below) (note that $42,729 was paid to Mr. Nichols in annual retirement payments over the period January 1, 1999 to June 30, 1999 pursuant to the Amended Nichols Employment Contract), $17,464 representing the Company's matching contribution to the SPP, and $1,416 and $6,838 representing premiums paid, respectively, on a term life and long-term disability insurance policy; for Mr. Goldberg, $100,001 as a separation payment and $7,212 as vacation payment relating to his resignation from the Company (see "Separation Payment David S. Goldberg" below), $1,627 representing the Company's matching contribution to the SPP, and $412 and $945 representing premiums paid respectively, on a term life and long-term disability insurance policy. Amounts also include Company matching contributions for Messrs. Levy, Gingerich, Saunders and Goldberg of $6,144, $4,452, $4,202 and $9,083 respectively, under the Company's 401(k) plan, which is a tax-qualified defined contribution plan intended to satisfy the requirements of Section 401(k) of the Internal Revenue Code.

(5) Mr. Levy began employment with the Company on January 1, 1998; fiscal 1998 Annual Compensation amounts reflect prorated annual figures.

(6) Mr. Losch began employment with the Company on March 22, 1999; Fiscal 1999 Annual Compensation amounts reflect prorated annual figures. Additionally, all payments to Mr. Losch are made in Canadian funds; the exchange rate used herein in converting such payments to U.S. funds for reporting purposes is $0.6782 USD = $1.00 CDN.

(7) Mr. Nichols retired as Chief Executive Officer of the Company effective December 31, 1998.

(8) Mr. Goldberg resigned as Vice President, Secretary and General Counsel of the Company effective March 18, 1999. The grant of 10,000 options was voided upon such resignation.

  The following table sets forth information relating to stock options granted to the individuals listed in the Summary Compensation Table during Fiscal 1999, together with related information. No SARs were granted by the Company in Fiscal 1999.

                     Option/SAR Grants in Last Fiscal Year

                                                     Individual Grants
                                          ----------------------------------------
                                                       % of Total
                                          Securities    Options/                                       Potential Realizable
                                          Underlying      SARs                                           Value at Assumed
                                           Options/    Granted to                                       AnnualRates of Stock
                                             SARs      Employees     Exercise or                         Price Appreciation
                                          Granted (1)  in Fiscal      Base Price       Expiration        for Option Term*(2)
                                                                                                         --------------------
       Name                                 (#Shs)        Year         ($/Sh)            Date            5%($)(3)    10%($)(4)
       ----                               ----------   ----------      ------           -------          -------     ---------
Brian E. Levy.........................       100,000        20.37        5.50           12/9/08           346,000       877,000
                                              55,000        11.20       15.75            7/7/09           544,500     1,380,500
James G. Gingerich....................        17,500         3.56        5.50           11/9/08            60,500       153,475
                                              20,000         4.07       15.75            7/7/09           198,000       502,000
Jeffrey A. Losch......................         5,000         1.02      8.3125           4/22/09            26,138        66,238
                                               5,000         1.02       15.75            7/7/09            49,500       125,500
Douglas C. Saunders...................         6,500         1.32        5.50           11/9/08            22,490        57,005
                                               7,000         1.43       15.75            7/7/09            69,300       175,700
----------

* The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The gains reflect a future value based upon growth, compounded annually during the 10-year option period, at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The Company is not aware of any formula, which will determine with reasonable accuracy a present value based on future unknown or volatility factors. Consequently, the potential realizable value has not been discounted to present value.

**    David S. Goldberg was granted an option for 10,000 shares at $5.50 per share but such grant was voided upon his resignation from the Company.

    It is important to note that options have value to the listed executives and to all option recipients only if the market price of the Common Stock increases above the exercise price shown in the table during the effective option period.

(1) Options become exercisable, on a cumulative basis, in annual installments of one-third of the total amount awarded beginning one year after the date of grant.

(2) Assumes a rate of return based upon annually compounded values at the beginning of each period.

(3) In order to realize these aggregate amounts, the market price per share of Common Stock would have to equal $8.96 for the options granted to Messrs. Levy, Gingerich, and Saunders at an exercise price of $5.50 and would have to equal $25.65 for the options granted to Messrs. Levy, Gingerich, Losch and Saunders at an exercise price of $15.75. With respect to the grant of options to Mr. Losch at an exercise price of $8.3125, the market price per share of Common Stock would have to equal $13.54.

(4) In order to realize these aggregate amounts, the market price per share of Common Stock would have to equal $14.27 for the options granted to Messrs. Levy, Gingerich and Saunders at an exercise price of $5.50 and would have to equal $40.85 for the options granted to Messrs. Levy, Gingerich, Losch and Saunders at an exercise price of $15.75. With respect to the grant of options to Mr. Losch at an exercise price of $8.3125, the market price per share of Common Stock would have to equal $21.56.

    The following table provides information relating to the exercise of stock options by the individuals listed in the Summary Compensation Table during Fiscal 1999, together with related information, and the number and value of exercisable and unexercisable options held by such individuals at June 30, 1999. The Company has never granted any SARs.

                       Aggregated Option/SAR Exercises In
                      Last Fiscal Year and Fiscal Year-End
                               Option/SAR Values

                                                                        Securities
                                                                        Underlying      Value of Unexercised
                                        Shares                         Unexercised          In-the-Money
                                       Acquired                       Options/SARs at       Options/SARs
                                          on                            FY-End (#)         at FY-End ($)(2)
                                       Exercise  Value Realized        Exercisable/         Exercisable/
   Name                                  (#)       ($)(1)             Unexercisable        Unexercisable
   ----                               --------   --------------      ---------------   --------------------
Brian E. Levy.......................        --               --       20,000/195,000      292,500/2,268,750
James G. Gingerich..................        --               --        43,833/51,667       591,280 /542,088
Douglas C. Saunders.................        --               --        26,000/19,500        343,685/210,000
Jeffrey A. Losch....................        --               --             0/10,000               0/79,688
James T. Nichols....................    63,359          415,793            236,641/0            3,126,572/0
David S. Goldberg...................    22,500           95,625                  0/0                    0/0

(1) Mr. Nichols exercised 63,359 shares on May 17, 1999 at an exercise price of $8.1875; the closing price for such shares on that date was $14.75. Mr. Goldberg exercised 22,500 shares on April 9, 1999 at a range of exercise prices varying from $5.50 to $7.875; the closing price for such shares on that date was $10.625.

(2) For purposes of determining whether an option was "In-the-Money," this table uses the June 30, 1999 closing share price on the New York Stock Exchange for the Company's Common Stock of $20.00. Computed as the difference between the value of the respective option exercise prices and $20.00.

                              Employment Contracts

  James T. Nichols. James T. Nichols served as the Vice-Chairman and Chief Executive Officer of the Company until December 31, 1998. Mr. Nichols and the Company entered into an employment agreement dated as of January 1, 1995 (the "Nichols Employment Contract"). The Nichols Employment Contract commenced on January 1, 1995, and was to continue through August 31, 1998. Effective July 1, 1998, the Nichols Employment Contract was amended so as to expire on December 31, 1998 (the "Amended Nichols Employment Contract").

  Pursuant to the Amended Nichols Employment Contract, Mr. Nichols' compensation from July 1, 1998 through December 31, 1998 included: (i) an annualized base salary of $460,000, less an amount calculated annually to reflect the value of certain deferred salary arrangements, such amount not to exceed $35,000 per year; (ii) a fixed bonus of $87,500, plus other bonuses as may be determined by the Board of Directors in its discretion; (iii) life insurance in the amount of $900,000 and long-term disability insurance providing for payment of not less than 60% of his annual base salary and bonus; and (iv) payment of membership charges and annual dues at a selected country club. Mr. Nichols also receives a car allowance of $750 per month. Commencing January 1, 1999, Mr. Nichols will be entitled to receive an annual retirement payment of $85,455.48 payable for a period of ten (10) years. In accordance with the terms of the Company's 1986 Stock Option Plan and 1996 Stock Option Plan, each as amended, effective July 1, 1998, the outstanding options held by Mr. Nichols were modified, upon approval of the Board of Directors, in order to extend the post-retirement exercise period for such options. The options presently held by Mr. Nichols will be exercisable for a period of two years commencing on January 1, 1999 and terminating on January 1, 2001. As permitted under each stock option plan, the Board of Directors approved that any unvested options held by Mr. Nichols on January 1, 1999 will be immediately accelerated and thereby become fully vested. Any vested but unexercised options held by Mr. Nichols on January 1, 2001 will lapse and become immediately unexercisable.

  Brian E. Levy. Brian E. Levy served as the President and Chief Operating Officer of the Company until December 31, 1998. On January 1, 1999, Mr. Levy assumed the responsibilities of Chief Executive Officer of the Company. Mr. Levy and the Company entered into an employment agreement dated June 10, 1999, which superceded and replaced a prior employment letter (the "Levy Employment Contract"). Pursuant to the Levy Employment Contract, Mr. Levy's compensation includes an annual base salary of $460,000 and base bonus of $260,000; both subject to annual review. The bonus payable in subsequent years is to reflect a predetermined formula approved by the Board of Directors. Under the Levy Employment Contract, on June 7, 1999, Mr. Levy was granted an option to purchase 55,000 shares of the Company's Common Stock under the terms of the Company's 1996 Stock Option Plan.

  If Mr. Levy's employment is terminated for any reason other than his voluntary resignation from the Company, his death or disability, his "gross misconduct" or a Change in Control (as such term is defined in the Deferred Compensation Plan of the Company), Mr. Levy is entitled to receive severance benefits equal to twelve (12) months of his then current base salary and bonus; such amount to be paid out in twelve (12) equal monthly installments. "Gross misconduct" means a conviction of, or the entry of a plea of nolo contendere or similar plea arrangement relating to a felony, whether relating to Company business or not, or the finding of reckless or willful misconduct in the performance of Mr. Levy's duties.

  If Mr. Levy's employment is involuntarily terminated within an eighteen (18) month period of, or the scope of his responsibilities are materially modified or reduced due to a Change in Control, Mr. Levy is entitled to receive severance benefits equal to twenty-four (24) months of his then current amount base salary and bonus; such amount to be paid out in twenty-four (24) equal installments.

  James G. Gingerich. James G. Gingerich serves as the Executive Vice President and Chief Financial Officer of the Company. Mr. Gingerich and the Company entered into an employment agreement dated March 1, 1995 (the "Gingerich Employment Contract"). Pursuant to the Gingerich Employment Contract, if the Company terminates Mr. Gingerich's employment other than for "Cause" or if Mr. Gingerich terminates his employment for "Good Reason", Mr. Gingerich is entitled to a severance payment. "Cause" includes the willful or gross misconduct on the part of the employee in following the legitimate directions of the Board of Directors, extensive absenteeism, or wrongful damage to a material amount of the property of the Company. "Good Reason" includes the material reduction in the scope or level of the employee's duties or responsibilities. If such termination occurs during a year subsequent to 1996, his severance payment will equal seven (7) months of base pay and base bonus, plus a sum of additional month(s) base salary and bonus equal to the number of years subsequent to 1996 after which the termination occurs, up to a maximum of twelve (12) months base salary and base bonus.

  If one person becomes the beneficial owner of over 40% of the voting power of the Company ("40% Acquisition"), Mr. Gingerich will receive the maximum severance amount if he resigns within six months of the 40% Acquisition or if his employment is terminated other than for Cause after the 40% Acquisition, and all of Mr. Gingerich's options to acquire Company Common Stock will fully vest.

  Douglas C. Saunders. Douglas C. Saunders serves as a Vice President and the Corporate Controller of the Company. Mr. Saunders and the Company entered into an employment agreement dated March 10, 1995 (the "Saunders Employment Contract"). Pursuant to the Saunders Employment Contract, if the Company terminates Mr. Saunders' employment other than for "Cause" or if Mr. Saunders terminates his employment for "Good Reason" (each as defined above), Mr. Saunders is entitled to a lump sum severance payment of nine (9) months base salary and base bonus.

  Jeffrey A. Losch.   Jeffrey A. Losch serves as Vice President, Secretary and
General Counsel of the Company. Mr. Losch and the Company entered into an employment agreement dated February 23, 1999 (the "Losch Employment Contract"). Pursuant to the Losch Employment Contract, Mr. Losch's compensation includes an annual base salary of CDN $122,000 and base bonus of CDN $35,000, both subject to annual review. If Mr. Losch's employment with the Company is terminated for any reason other than his voluntary resignation from the Company, his death or disability, or for "Cause", Mr. Losch is entitled to a severance payment. Such severance payment will be in an amount equal to six (6) months of his then current base salary and base bonus. "Cause" shall be determined in accordance with the laws of Province of Ontario.


                           Deferred Compensation Plan

  In fiscal year 1989, the Board of Directors approved the InterTAN, Inc. Deferred Compensation Plan ("DCP"). Under the DCP, the Board of Directors has the authority to select full-time executive employees for participation therein. During Fiscal 1998, the Board of Directors selected Messrs. Levy, Gingerich, Saunders and Goldberg as DCP participants. Mr. Goldberg ceased to be a DCP participant upon his resignation from the Company in Fiscal 1999. Under the DCP, the Board of Directors determines, in its discretion, the "plan benefit amount" for each participant; these amounts were established for Messrs. Levy, Gingerich and Saunders at $2,000,000, $1,365,000 and $975,000 respectively.

  The DCP is designed to provide benefits to a participant following retirement between the ages of 55 and 75. A participant's plan benefit amount is designed to represent his age 65 "normal" retirement payment. "Normal" retirement is from age 65 through 70. The earliest a participant may retire and receive benefits under the DCP is at age 55. A participant retiring "early" at age 55 is only entitled to one-half of his then current plan benefit amount; such amount cumulatively increasing by 10% for each year after age 55 (up to age 64) in which "early" retirement occurs. A participant retiring "late," between ages 71 and 75, will have his plan benefit amount cumulatively reduced 20% per year for each year, commencing at age 71, in which "late" retirement occurs.

  All retirement payments required to be made by the Company to a participant retiring between the ages of 55 and 75 are required to be paid in equal monthly installments over a period of 120 months. If a participant dies prior to age 55 while being employed full-time by the Company, the full plan benefit amount is required to be paid, in a lump sum, to the participant's designated beneficiary. To the greatest extent practicable, the Company intends to maintain corporate-owned life insurance on each participant in order to fund any required death payment. If a participant dies at or after age 55, and is then receiving payments under the DCP, such payments will continue to be paid to the participant's designated beneficiary. In the event a participant leaves the Company's employ for any reason prior to age 55, the participant will no longer be entitled to any benefits, at any time, under the DCP, except as described below. All payment obligations of the Company under the DCP are deemed to be unsecured and payable from the Company's general assets.

  The DCP contains a change of control provision. In the event of a change of control of the Company, a participant's plan benefit amount vests at the full amount (age 65 amount) regardless of the participant's actual age at the time of the change of control event. Subsequently, if a participant's employment with the Company terminates, whether voluntarily or involuntarily, during a three year period commencing on the date of the change of control event, the participant will be entitled to be paid his full plan benefit amount in equal monthly installments over a period of 120 months. Additionally, in the event a participant is involuntarily terminated and, within one year of such termination date, there occurs a change of control event, the participant will be entitled to be paid his full plan benefit amount in equal monthly installments over a period of 120 months. Under the DCP, a "change of control" occurs if (a) any person, corporation, partnership, association, joint stock company, trust, unincorporated organization, or government, including a political subdivision thereof (or any combination thereof acting for the purpose of acquiring, holding, voting, or disposing of equity securities of the Company), acquires beneficial ownership of at least twenty percent (20%) of the then issued and outstanding Common Stock of the Company; or (b) on any day more than fifty percent (50%) of the members of the Board of Directors of the Company (excluding those members replacing deceased directors) were not directors two (2) years prior to such date; or (c) substantially all the assets of the Company are sold or the Company is merged or consolidated or otherwise acquired by or with another corporation (other than a subsidiary of the Company) unless, as the result of any such merger, consolidation, or acquisition, (i) the Company is the surviving entity, and (ii) not more than twenty percent (20%) of the Company's then issued and outstanding Common Stock is sold or exchanged as the result of such merger, consolidation, or acquisition. If there were a change of control (as defined under the DCP) as of the date of this Proxy Statement, each of Messrs. Levy, Gingerich and Saunders would only be entitled to payments under the DCP if his employment with the Company was terminated as described above; assuming such a termination, no lump sum payments would be required, rather all payments would be made over a 10 year period as described above.


                              Separation Agreement

  David S. Goldberg.   The Company and David S. Goldberg entered into a
separation agreement dated March 1, 1999 (the "Goldberg Separation Agreement"). Mr. Goldberg served as Vice President, Secretary and General Counsel of the Company from March 1, 1995 until his resignation effective March 18, 1999. Pursuant to the Goldberg Separation Agreement, the Company agreed to pay to Mr. Goldberg a lump sum settlement amount of $100,001 and a share of his fiscal 1999 incentive bonus, prorated to his termination date, calculated pursuant to the Company's policies and based upon profits through January 31, 1999; which amount equaled $40,904.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report discusses the actions of the Company's Organization and Compensation Committee (herein, the "Compensation Committee") regarding compensation paid to executive officers in Fiscal 1999. In writing this report, the Compensation Committee has tried to provide stockholders with a better understanding of the Company's executive compensation program, its basic provisions, the purpose of such program, and how it is administered.

  The role of the Compensation Committee is described under "Meetings and Committees of the Board of Directors; Compensation of Directors." In carrying out its responsibilities, the Compensation Committee from time to time reviews the executive compensation programs and policies of the Company's competitors in the retailing and consumer electronics industries to determine whether the Company's plans and practices are competitive and appropriate based on the Company's performance and compensation philosophy.


Compensation Philosophy

  The Compensation Committee believes that the primary objective of the Company's compensation program should be to maximize stockholder value over time. To accomplish this objective, the Company has adopted a comprehensive business strategy. The overall goal of the Compensation Committee is to develop executive compensation policies and practices, which are consistent with and linked to the Company's strategic business objectives. More particularly, the Compensation Committee believes this overall goal can be primarily accomplished by linking the financial interests of the Company's management to the financial interests of the stockholders of the Company. The Company's compensation program is designed to achieve the overall goal by: (i) motivating executive officers toward effective long-term management of the Company through prudent use of equity-based programs that focus management attention on increasing long-term stockholder value, (ii) rewarding effective management of the Company's operations through annual performance incentives tied to increased performance levels of the Company, (iii) placing at risk a portion of an executive officer's total compensation, and (iv) providing executive officers with competitive compensation opportunities as measured against industry norms in order to motivate, attract and retain key executive officers. The long-term and at-risk pay focus, orientation towards the use of equity-based compensation, and compensation competitiveness are the general principles to which the Compensation Committee adheres in the structuring of the compensation packages of executive officers. However, the Compensation Committee does not follow the principles in a mechanical fashion; rather, the Compensation Committee uses its experience and independent judgment in determining the compensation mix for each individual. The Compensation Committee believes that current compensation practices and levels meet the principles described herein.

  As discussed below in more detail, aside from certain benefits and "All Other Compensation" (which are reported as required in the tables preceding this report), an executive officer's total compensation package is comprised of three components: (i) base salary, (ii) annual performance incentives (i.e., bonuses), and (iii) long-term performance incentives (i.e., stock options).

  Base Salary. Base salaries for the Company's executive officers are generally determined with reference to, and so as to fall within the competitive range of, compensation paid to executives in similar positions at comparable companies in the retailing and consumer electronics industries, and with a view to setting a base salary at a sufficient level so as to provide proper motivation for long-term performance. Base salaries are reviewed annually by the Compensation Committee. Base salary adjustments are based on the Company's performance, the executive's performance, time in job, level of pay, competitive compensation, and other factors.

  Effective upon the re-location of the Company's head office from Fort Worth, Texas to the greater Toronto, Ontario area, the base salaries and base annual performance incentives in Fiscal 1999 for each Messrs. Levy, Gingerich and Saunders were adjusted upwards to reflect the higher income tax ramifications and increased cost of living occasioned by that re-location. The Compensation Committee believes that such one-time adjustment was warranted in order to maintain the compensation of senior management at a level commensurate with that to which they were entitled when located in Fort Worth.

  For fiscal year 2000, the base salaries of Messrs. Levy, Gingerich, Saunders, and Losch have been set at $460,000, $255,000, $198,000, and CDN $122,000, respectively.

Annual Performance Incentives. With respect to the Fiscal 1999 payments, except for Mr. Nichols, the amount of annual incentive compensation paid to the executive officers was calculated using a formula reflecting a weighted average of the operating performance of each of the Company's operating subsidiaries in Fiscal 1999. This formulation is designed to better align executive officers' incentives with the performance of the operating subsidiaries.

  In determining the amount of the annual performance incentive compensation which will be paid to the executive officers in fiscal year 2000, Messrs. Levy, Gingerich, Saunders, and Losch have been assigned bases of $260,000, $138,000, $77,000, and CDN $35,000, respectively. The Compensation Committee reserves the right to grant discretionary bonuses based upon subjective evaluation of each executive officer's individual performance.

  Long-Term Performance Incentives. The form of long-term performance incentives currently utilized by the Company for executive officers is stock options. The number of stock options granted to an executive (other than the Chief Executive Officer) is determined by the Compensation Committee after consultation with the Chief Executive Officer. The Compensation Committee, in its sole discretion, determines the number of stock options to be granted to the Chief Executive Officer. Factors which influence decisions regarding the size of the grant to a particular executive officer include tenure with the Company, history of past grants, time in current job and level of, or significant changes in, responsibility, and the past and potential future contribution of the executive to the achievement of Company objectives. These subjective criteria are used for determining grants to all executive officers. Stock options previously have been granted under the provisions of the Company's 1986 Stock Option Plan and 1996 Stock Option Plan and provide the basis for aligning the financial interests of the Company's executive officers with the long-term financial interests of the stockholders of the Company. Stock options are granted with an exercise price not less than the fair market value of the Company's Common Stock on the date of such grant, generally vest over three years, and provide value to the recipient only when the market price of the Common Stock increases above the option exercise price. The Compensation Committee believes that stock options provide executives with the opportunity to acquire an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock.


CEO Compensation

  For the first half of Fiscal 1999, the compensation of Mr. Nichols, the Vice Chairman and Chief Executive Officer of the Company, until January 1, 1999 was paid pursuant to the Amended Nichols Employment Contract which is described above. The agreement was considered by the Compensation Committee to be necessary to induce Mr. Nichols to serve the Company and to motivate him to accept the challenges presented by the Company's situation as it proceeded to implement new strategic initiatives designed to enhance the Company's opportunities for future growth and improving its operational and financial performance. With respect to the latter half of Fiscal 1999, Mr. Levy served as President and Chief Executive Officer. Mr. Levy's compensation for this period was determined by the Compensation Committee to reflect his past experience in senior positions in the retail industry and to provide the adequate motivation and incentive to develop, implement and execute both short and long-term strategic initiatives that would result in the realization of corporate growth and the commensurate appreciation of shareholder value.


Summary

  The Compensation Committee believes the executive compensation policies and programs described above serve the interests of the stockholders and the Company. Compensation delivered to executives is intended to be linked to, and commensurate with, Company performance and with stockholder expectations. The Compensation Committee cautions that the practice and the performance results of the compensation philosophy described herein should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, stockholder expectations.

                              Organization and Compensation Committee

                                  Clark A. Johnson, Chairman
                                  John H. McDaniel
                                  Ron G. Stegall

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee is composed entirely of the three non-employee directors named as signatories to the above Compensation Committee report. During Fiscal 1999, no member of the Compensation Committee (nor any of their respective family members) was a party to any transaction with the Company exceeding $60,000.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These reports are also filed with the New York Stock Exchange. A copy of each report is required to be furnished to the Company.

  SEC regulations require the Company to identify anyone who filed a required report late during the most recent fiscal year. Based solely upon a review of reports furnished to the Company during and with respect to Fiscal 1999 and written representations that no other reports were required during Fiscal 1999, all Section 16(a) filing requirements were met.


                              INDEPENDENT AUDITORS

  PricewaterhouseCoopers LLP has served as independent auditors of the Company since 1986 and is considered by management to be well qualified. The Board of Directors, upon the recommendation of the Audit Committee, plans to reappoint the firm of PricewaterhouseCoopers LLP as independent auditors for the Company's current fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement and to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

  From time to time, qualifying stockholders present proposals, which may be proper items for inclusion in the proxy statement and for consideration at an annual meeting. To be considered, proposals must be duly submitted on a timely basis in accordance with the Company's Amended and Restated Bylaws and the rules and regulations of the Securities and Exchange Commission. Proposals for the 2000 Annual Meeting of Stockholders must be received by the Company no later than May 26, 2000. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company at 3300 Highway # 7, Suite 904, Concord, Ontario Canada L4K 4M3.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

   Set forth below is a line graph comparing the cumulative total returns of the Company's Common Stock, the Standard & Poor's SmallCap 600 Index, and the Standard & Poor's Retail Stores-Specialty Index. The Graph reflects the assumption of $100 invested on June 30, 1994 in the Common Stock and each of the indices, reinvestment of all dividends, and successive fiscal years ending June 30.


                     Comparison of Cumulative Total Return
                   For Five Year Period Ending June 30, 1999


                             [LINE GRAPH]


        * $100 INVESTED ON 6/30/94 IN STOCK OR INDEX -
          INCLUDING REINVESTMENT OF DIVIDENDS.
          FISCAL YEAR ENDING JUNE 30.


                            Cumulative Total Return

                                1994   1995  1996  1997  1998  1999
                                -----  ----  ----  ----  ----  ----
InterTAN, Inc.                  $ 100   136   105    67    98   364
S&P SmallCap 600                $ 100   120   152   185   220   224
S&P Retail Stores--Specialty    $ 100    99   121   132   118   111


                         PROXY SOLICITATION AND EXPENSE

  The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all materials, which now accompany or may hereafter supplement it. The solicitation will be undertaken by mail. The Company has engaged Corporate Investor Communication, Inc. to assist with the solicitation of proxies for an estimated fee of $750, plus expenses relating to certain proxy forwarding charges. The Company will also supply brokers, fiduciaries, custodians, or similar persons holding stock in their names or in the names of their nominees with such number of proxies, proxy materials and annual reports as they may require for mailing to beneficial owners, and will reimburse them for their expenses in accordance with the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

  Certain directors, officers and employees of the Company, not specifically employed for the purpose, may solicit proxies, without remuneration therefor, by mail, telephone, facsimile transmission, telegraph or personal interview.


                               OTHER INFORMATION

  As of the date of this Proxy Statement, management has no knowledge of any other business to be presented at the Annual Meeting; but if other business is properly brought before the meeting, the persons named in the enclosed form of proxy will vote according to their discretion.

  The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.



                                  InterTAN, Inc.

Concord, Ontario, Canada
September 24, 1999

                             _____________________

  The Annual Report to Stockholders of the Company for the fiscal year ended June 30, 1999, which includes financial statements, has been mailed to stockholders of the Company contemporaneously with the mailing of this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

                             _____________________

INTERTAN, INC
c/o EquiServe                                                THIS IS YOUR PROXY.
P.O. Box 8040                                            YOUR VOTE IS IMPORTANT.
Boston, MA 02266-8040



        Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the Annual Meeting by promptly returning your proxy in the enclosed envelope.





ITN81A                                  DETACH HERE

[X] Please mark
    votes as in
    this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of the Director Nominees and the adoption of the Stock Option Grant Proposal.

                                                                                           FOR    AGAINST     ABSTAIN
1. Election of Directors.           2. To approve adoption of the Stock Option             [ ]      [ ]         [ ]
   Class I   Clark A. Johnson and      Grant Proposal in respect of non-employee
   Nominees:     James T. Nichols      directors.


        FOR   [ ]    [ ] WITHHELD
        ALL              FROM ALL
     NOMINEES            NOMINEES



[ ]
   --------------------------------------
   For all nominees except as noted above


                                       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]



                                       IMPORTANT: Whether or not you expect to attend the Annual Meeting in person, please date, sign and return this proxy. Please sign EXACTLY as your name appears hereon. Joint owners should EACH sign. When signing as partner, corporate officer, attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                      Date:                   Signature:                              Date:

ITN81B                                           DETACH HERE


                                     PROXY

                                InterTAN, Inc.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERTAN, INC.

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Ron G. Stegall and W. Darcy McKeough, and each or either of them, attorneys and proxies for and in the name of the undersigned, with full power of substitution, to vote in person or by proxy all the shares of common stock of InterTAN, Inc. held of record by the undersigned on September 20, 1999 and which the undersigned is entitled to vote on all matters which may come before the 1999 Annual Meeting of Stockholders of InterTAN, Inc. to be held in New York City, New York on November 9, 1999 and any adjournments or postponements thereof, as indicated on this proxy. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on any matters which the Board of Directors did not know would be presented at the meeting by a reasonable time before the proxy solicitation was made, and are further authorized to vote on other matters which may properly come before the 1999 Annual Meeting and any adjournments or postponements thereof.

If no directions are given, this Proxy will be voted "FOR" Items 1 and 2.

Please Sign, Date and Promptly Return This Proxy in the Enclosed Envelope.

The Proxies Cannot Vote Your Shares Unless You Sign on the Reverse Side and Return This Card.

[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]